                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of ProcureNet, Inc. on Form S-1 of our report on the consolidated financial statements of ProcureNet, Inc. dated July 5, 2000 and our report on the financial statements of Structured Computer Systems, Inc. dated June 25, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

July 28, 2000
Parsippany, New Jersey